Exhibit 5.1

December 22, 2023
MediaAlpha, Inc.
Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as counsel for MediaAlpha, Inc., a Delaware corporation (the “Company”), in connection with post-effective amendment no. 2 on Form S-3 to the registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration and the proposed offering and resale, from time to time pursuant to Rule 415 under the Securities Act of 34,285,821 shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”), by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”).
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Amended and Restated Certificate of Incorporation of the Company, as amended; (b) the Amended and Restated By-laws of the Company, as amended; (c) certain resolutions adopted by the Board of Directors of the Company; and (d) the Registration Statement.
In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Shares are offered as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby and will

NEW YORK	LONDON	WASHINGTON, D.C.
Worldwide Plaza	CityPoint	1601 K Street NW
825 Eighth Avenue	One Ropemaker Street	Washington, D.C. 20006-1682
New York, NY 10019-7475	London EC2Y 9HR	T+1-202-869-7700
T+1-212-474-1000	T+44-20-7453-1000	F+1-202-869-7600
F+l-212-474-3700	F+44-20-7860-1150

comply with all applicable laws; (iv) all Shares will be offered and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) neither the offer and delivery of such Shares, nor the compliance by the Company with the terms of the Shares will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Shares offered by the Selling Stockholders will have been duly authorized and validly executed and delivered by the Company, the Selling Stockholders and the other parties thereto, we are of opinion that the Shares are validly issued, fully paid and nonassessable.
We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. The reference and limitation to “Delaware General Corporation Law” includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
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Very truly yours,

/s/ Cravath, Swaine & Moore LLP

MediaAlpha, Inc.

700 South Flower Street, Suite 640

Los Angeles, California 90017

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